Exhibit 10.1 60 FIRST STREET CAMBRIDGE, MASSACHUSETTS 02141 LEASE AGREEMENT BETWEEN NW CAMBRIDGE PROPERTY OWNER LLC, a Delaware limited liability company, AS LANDLORD AND PRIME MEDICINE, INC. a Delaware corporation, AS TENANT

i LEASE AGREEMENT TABLE OF CONTENTS 1. Basic Lease Information ..................................................................................................... 1 2. Lease Grant. ........................................................................................................................ 4 3. Term and Commencement Date. ........................................................................................ 5 4. Rent. .................................................................................................................................... 6 5. Compliance with Laws; Use. .............................................................................................. 7 6. Letter of Credit. ................................................................................................................... 9 7. Building Services. ............................................................................................................... 9 8. Alterations ......................................................................................................................... 11 9. Repairs and Maintenance. ................................................................................................. 13 10. Entry by Landlord. ............................................................................................................ 14 11. Assignment and Subletting. .............................................................................................. 14 12. Notices. ............................................................................................................................. 16 13. Indemnity and Insurance. .................................................................................................. 16 14. Casualty Damage. ............................................................................................................. 19 15. Condemnation. .................................................................................................................. 20 16. Events of Default. ............................................................................................................. 20 17. Limitation of Liability....................................................................................................... 23 18. Holding Over. ................................................................................................................... 24 19. Surrender of Premises. ...................................................................................................... 24 20. Subordination; Estoppel Certificate. ................................................................................. 24 21. Miscellaneous. .................................................................................................................. 25

1 LEASE AGREEMENT This Lease Agreement (this “Lease”) is made and entered into as of November 22, 2021 (the “Effective Date”), by and between NW CAMBRIDGE PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and PRIME MEDICINE, INC., a Delaware corporation (“Tenant”). 1. Basic Lease Information. 1.01 “Building” shall mean the building located at 60 First Street, Cambridge, Massachusetts. The “Rentable Floor Area of the Building” is approximately 220,000 rentable square feet. 1.02 “Property” means the Building and the parcel(s) of land on which it is located, as more particularly described on Exhibit A-1 to this Lease. 1.03 “Premises” shall mean the areas shown on Exhibit A-2 to this Lease. The Premises consists of the entirety of the third (3rd), fourth (4th) and fifth (5th) floors of the Building and includes Tenant’s Proportionate Share of the chemical storage area and designated “control areas” on the first (1st) floor of the Building, if any, described on Exhibit “A-2”. 1.04 “Rentable Floor Area of the Premises”: Approximately 148,941 rentable square feet, which includes Tenant’s Proportionate Share of the areas in the Building available for the use of Building tenants from time to time, including the chemical storage areas and the roof and penthouse areas available for Building tenant use. 1.05 “Landlord’s Contribution”: $38,724,660.00 1.06 “Term Commencement Date”: See Section 3.01. 1.07 “Rent Commencement Date”: The date immediately following the expiration of ten (10) months following the Term Commencement Date, subject to Landlord Delay (as hereinafter defined) and to Force Majeure events. 1.08 “Term Expiration Date”: The last day of the 120th full calendar month following the Rent Commencement Date. 1.09 “Base Rent”: Period Annual Base Rent Monthly Base Rent Lease Year 1*: 18,617,625.00 1,551,468.75 Lease Year 2: 19,176,153.80 1,598,012.82 Lease Year 3: 19,751,438.40 1,645,953.20 Lease Year 4: 20,343,981.50 1,695,331.79

2 Lease Year 5: 20,954,301.00 1,746,191.75 Lease Year 6: 21,582,930.00 1,798,577.50 Lease Year 7: 22,230,417.90 1,852,534.82 Lease Year 8: 22,897,330.40 1,908,110.87 Lease Year 9: 23,584,250.30 1,965,354.19 Lease Year 10: 24,291.777.80 2,024,314.82 *Subject to and in accordance with Section 4.01 below, Monthly Base Rent shall be partially waived by Landlord and partially abated during the first four (4) months in the total amount of $4,733,437.50 to be applied to the first payments of Base Rent payable for such period. As used above, the first “Lease Year” shall commence on the Rent Commencement Date and end on the last day of the 12th full calendar month following the Rent Commencement Date, and each subsequent Lease Year shall mean each successive period of twelve (12) calendar months following the first Lease Year during the initial Term. Note: If Tenant shall lease any portion of the roof penthouse, there shall be no increase in the Base Rent or in the Landlord Contribution except that if Tenant shall lease more than its Proportionate Share thereof, Base Rent shall be increased to reflect such additional penthouse space. Tenant shall further be allowed to use its Proportionate Share of the portions of the roof, penthouse, bike areas, showers, storage, generator or other equipment and/or similar space made available for use by Building tenants, as further described in Section 2.02 below. 1.10 “Tenant’s Proportionate Share” shall mean 67.7%, as such percentage may be adjusted from time to time to reflect changes in the Premises or the Building. 1.11 Additional Provisions: See Exhibit F 1. Parking 2. Hazardous Materials 3. Roof Rights 4. Negative Conditions 1.12 “Security Deposit” shall mean the letter of credit initially in the amount equal to $13,125,000.00, as provided in Section 6 and Exhibit G attached hereto. Provided Tenant has not been in monetary Default at any time and is not then in any other Default under this Lease, (i) such sum shall be reduced to an amount equal to $10,208,333.33 upon Substantial Completion of the Initial Tenant Work and the issuance of a

3 certificate of occupancy, and (ii) such sum shall be reduced to an amount equal to $4,780,680.63 at the third (3rd) anniversary of the Rent Commencement Date. 1.13 “Broker”: CBRE 1.14 “Permitted Use”: Subject to applicable Laws (as defined below), including applicable City of Cambridge zoning rules and regulations, and the terms set forth herein, general office, research and development, laboratory, vivarium and not more than Tenant’s Proportionate Share of building floor area (as defined in the Cambridge Zoning Code) of manufacturing related to such research and development activities, including, without limitation, cGMP manufacturing of biologic materials suitable for human use and commercial distribution uses. Notwithstanding anything to the contrary in this Lease, under no circumstances shall Tenant use or occupy the Premises or any part thereof, nor shall Landlord use or permit any use or occupancy of any other portion of the Building, in a manner that includes activities that would qualify or be characterized or categorized as any laboratory biosafety level (“BSL”) other than BSL1 or BSL2. 1.15 “Notice Address(es)”: For Landlord: For Tenant: NW Cambridge Property Owner LLC c/o Northwood Investors LLC 1819 Wazee Street, 2nd Floor Denver, CO 80802 Attn: With a copy to: Anchor Line Partners, LLC One Post Office Square, 36th Floor, Boston, Massachusetts 02109 Attn. Andrew J. Maher With a copy to: Nutter, McClennen & Fish, LLP 155 Seaport Boulevard Boston, MA 02210 Attn: Michael F. Burke, Esq. Prior to the Term Commencement Date: 21 Erie Street Cambridge, MA 02139 Attention: Keith Gottesdiener, CEO and after occupancy of the Premises: 60 First Street Cambridge, MA 02139 Attention: Keith Gottesdiener, CEO With a copy in both instances to the same address, Attn: Karen Brown, General Counsel, and also to: Eckert Seamans Cherin & Mellott, LLC Two International Place, 16th Floor Boston, MA 02110 Attention: Stuart A. Offner email: soffner@eckertseamans.com 1.16 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days.

4 1.17 Other Defined Terms: Other capitalized terms shall have the meanings set forth in the Lease and its Exhibits below. References in this Lease to numbered Sections shall be deemed to refer to the numbered Sections of this Lease, unless otherwise specified. 1.18 Exhibits: The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A-1 (Description of Property) Exhibit A-2 (Outline and Location of Premises) Exhibit B (Expenses and Taxes) Exhibit C (Work Letter) Exhibit D (Commencement Letter) Exhibit E (Building Rules and Regulations) Exhibit F (Additional Provisions) Exhibit G (Letter of Credit) Exhibit H (Form of SNDA) Exhibit I (Option) Exhibit DC (Delivery Conditions) 2. Lease Grant. 2.01 Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The Premises exclude the exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common), and other Common Areas (as defined below) of the Building. If the Premises include the entire rentable area of any floor, the common corridors, elevator lobby, and restroom facilities located on such full floor(s) shall be considered part of the Premises. If Landlord and Tenant shall agree to add to the Premises space in the penthouse or on the first floor of the Building, the Base Rent for such space shall be determined at the same rentable square foot rate as for the initial Premises. 2.02 Appurtenant Rights. During the Term, Tenant shall have, as appurtenant to the Premises, (A) the non-exclusive rights to use in common (subject to any reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord): (a) the common lobbies, corridors, stairways, tenant elevators, tenant freight or service elevator(s) and the temporary or permanent loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common corridors, elevator lobby, and restroom facilities located on such floor; and (d) all other areas or facilities in or about the Building from time to time designated for general use in common by Tenant, other Building tenants, and Landlord (collectively, the “Common Areas”), and (B) the exclusive right to the use of not more than Tenant’s Proportionate Share of the storage, penthouse, generator locations and other areas outside the Premises which are made available for use by Building tenants in such locations as may be mutually agreed upon by Landlord and Tenant in connection with the plans for Initial Tenant Work. Common Areas may also include areas, facilities (including parking facilities) and amenities located outside the Property which are subject to a reciprocal or other agreement benefiting the Property and other properties (the “REA”) that are designated for the general non-exclusive use and convenience of tenants and users of the Building and the other properties subject to the REA.

5 3. Term and Commencement Date. 3.01 Term. The “Term” of this Lease shall begin at 12:01 a.m. on the later of (a) August 1, 2022 and (b) the following date (the “Term Commencement Date”): The Substantial Completion date (as defined in Exhibit C) of the Base Building Work pursuant to Exhibit C, provided that Tenant shall have been given not less than 30 days’ prior notice that such date is scheduled to occur. The Term of this Lease shall end at 11:59 p.m. on the Term Expiration Date set forth in Section 1, unless sooner terminated in accordance with the provisions of this Lease. Promptly after the determination of the Term Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). 3.02 Initial Tenant Work. As used herein, the “Initial Tenant Work” shall mean all Alterations (as defined in Section 8) performed, or to be performed, in or about the Premises that upon substantial completion of the Base Building Work are required initially to put the Premises in condition suitable for Tenant’s use and occupancy, including, without limitation, any work desired by Tenant that is listed in the “Tenant” responsibility column on the Base Building Matrix attached hereto as Schedule C-3 (the “Responsibility Matrix”). Landlord and Tenant shall together coordinate and cooperate so that the Initial Tenant Work shall be performed in accordance with, and subject to, the provisions of Exhibit C and the Responsibility Matrix attached hereto, which shall be mutually agreed upon by Landlord and Tenant in order to minimize any delay or interference with the performance of the Base Building Work and to minimize any delay or interference with the performance of the Initial Tenant Work. Subject to Landlord’s obligations as expressly provided in Exhibit C, the Premises shall be leased by Tenant in good condition and configuration to permit Tenant to perform the Tenant improvements contemplated hereby. As used in this Lease, “Landlord Delay” shall mean any delay in the performance of the work required by Tenant pursuant to this Section 3.02 arising out of or resulting from the following: (i) any delay and/or default on the part of Landlord or its agents, engineers, architects, or contractors, (ii) any interference with Tenant’s performance of the Tenant Improvements by Landlord or any of its agents, engineers, architects, or contractors, (iii) any delay by Landlord in the approval of plans; (iv) any errors or omissions in the Base Building Work; or (v) any other action or inaction by Landlord or any of Landlord’s agents, engineers, architects, or contractors causing a delay in the completion of the Initial Tenant Work. 3.03 Delivery. Notwithstanding anything to the contrary herein, Landlord’s Base Building Work described in Exhibit C shall be completed in a good and workmanlike manner to the reasonable satisfaction of Tenant, with new materials of first-class quality, lien-free and in compliance with all governmental requirements and regulations. Landlord shall use commercially reasonable efforts to deliver possession of the Premises with Landlord’s Base Building Work substantially complete on or before August 1, 2022. For purposes of this Lease the term “substantially complete” shall mean that the “Delivery Conditions” set forth on Exhibit “DC” shall have been satisfied. Subject to Tenant Delays or a force majeure event and provided Tenant shall have received a building permit for the Initial Tenant Work (unless Tenant shall be unable to obtain such building permit because the Base Building Work is not sufficiently complete, in which event Tenant shall otherwise be ready to commence the Initial Tenant Work), if Landlord shall fail to deliver possession of the Premises to Tenant within thirty (30) days following November 1, 2022 (the “Outside Delivery Date”), then in addition to the delay in the Term Commencement Date and the Rent Commencement Date, Tenant shall be entitled to a Base Rent credit equal to one (1) day of free Base Rent for each day that the Commencement Date is delayed beyond the Outside Delivery Date, and two (2) days of free Base Rent for each day that the Commencement Date is delayed more than ninety (90) days after the Outside Delivery Date. Notwithstanding anything to the contrary above, if Landlord shall fail to deliver possession of the Premises to Tenant within one hundred eighty (180) days of the

6 Outside Delivery Date (the “Drop Dead Date”), subject to extension for Tenant Delays or a Force Majeure event, Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so at any time after the Drop Dead Date (as the same may have been so extended) and, upon the giving of such notice, the Lease Term shall cease and come to an end without further liability or obligation on the part of either party, unless, within sixty (60) days after Landlord receives such notice, Landlord shall cause the Term Commencement Date to occur. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, subject to the completion of all punch list items, and all of the Landlord’s responsibilities and warranties as described in Exhibit C. Landlord agrees to assign to Tenant all assignable construction warranties resulting from agreements with third parties applicable solely to the Premises provided that Landlord shall retain the right also to enforce the same, and Landlord shall protect Tenant’s interest in all such warranties and shall take no action nor commit an act or omission that renders such warranties void or voidable. Except as provided herein, any delay in the delivery of the Premises or in the occurrence of the Term Commencement Date shall not give rise to any liability or default by Landlord or affect any of the terms of this Lease or Tenant’s obligation to accept the Premises when delivered. Except for Tenant’s entry into the Premises for planning and design and verification of the progress of the Base Building Work, which entry shall not interfere with the progress of the Base Building Work, Tenant shall not be permitted to take possession of or enter the Premises before the Term Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Term Commencement Date, Tenant’s possession or entry before the Term Commencement Date shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services used or requested by Tenant, Tenant shall not be required to pay Rent for any such possession or entry before the Term Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. 3.04 Completion Guaranty. Landlord represents to Tenant that an affiliate of Landlord has provided a guaranty of completion of the Base Building Work to Landlord’s construction lender. Tenant understands and acknowledges that such guaranty is not enforceable by Tenant. 4. Rent. 4.01 Base Rent and Additional Rent. Tenant hereby covenants and agrees to pay to Landlord (a) commencing on the Rent Commencement Date all Base Rent (as provided in Section 1) (but subject to the following subparagraph of this Section 4.01 below) and (b) commencing on the Rent Commencement Date (i) Tenant’s Proportionate Share of Expenses and Taxes (as provided in Exhibit B attached hereto), and (ii) all other Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay to Landlord from time to time under this Lease. All Rent shall be paid without any setoff or deduction (except to the extent expressly set forth in this Lease). Notwithstanding the foregoing, Landlord waives payment and Tenant shall have no obligation to pay a total of $4,733,437.50 applicable to the first payments of Base Rent following the Rent Commencement Date as provided in Section 1.09. 4.02 Manner and Timing of Payments. Base Rent and other recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant within thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, that Landlord from time to time designates for such purposes and shall be paid by Tenant by good and sufficient check payable in United States of America currency or by electronic or wire transfer to an account from time to time designated by Landlord. Landlord’s acceptance of less than the entire amount of Rent shall be considered,

7 unless otherwise specified by Landlord, a payment on account of the oldest obligation due from Tenant hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated on a per diem basis. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. 5. Compliance with Laws; Use. Tenant shall use the Premises only for the Permitted Use and shall not use or permit the use of the Premises for any other purpose. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including without limitation, the Environmental Health and Safety Laws (as defined in Exhibit F attached hereto) and the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises and the Building systems located in or exclusively serving the Premises. Without limiting the generality of the foregoing, Tenant shall be solely responsible for complying with all Laws that relate to operations of Tenant’s laboratory and vivarium uses, and all Laws pertaining to equipment, installations and improvements used or required in connection with the operations of Tenant’s laboratory and vivarium uses. Tenant acknowledges and agrees that the vivarium shall be installed at Tenant’s sole cost and expense as further discussed in Exhibit F. The vivarium will be permitted to be operated only in the portion of the Premises shown on plans approved by Landlord in accordance with Exhibit F attached hereto, and shall be used for biomedical research, development, handling and testing of the Permitted Animals (as hereinafter defined) (“Animal Use”). Tenant shall not use any animals other than mice, rats, zebra fish and such other animals as are lawfully reasonably and customarily used in laboratories in Cambridge Massachusetts (the “Permitted Animals”) in its operations. In addition, Tenant shall promptly take any reasonable actions necessary to resolve any picketing or public relations issues arising from Tenant’s Animal Use. Animal Use, solely of the Permitted Animals, shall be permitted subject to the following: (i) all research, development, handling and testing shall be conducted in strict compliance with all applicable Laws and with good scientific and medical practice; (ii) all dead animals, any part thereof or any waste products related thereto, shall be disposed of, at Tenant's sole cost and expense, in strict compliance with all applicable Laws and with good scientific and medical practice; (iii) no odors, noises or any similar nuisance shall be permitted to emanate from or permeate outside the vivarium; and (iv) Tenant's use of the vivarium shall not interfere with the peaceable and quiet use and enjoyment by other tenants or occupants of the Property. Landlord’s permission in connection with any of the above shall not be unreasonably withheld, conditioned or delayed. Upon written request, Tenant shall procure and deliver to Landlord copies of all necessary permits and approvals necessary for the use and operation of the vivarium before allowing any actual Permitted Animals onto the Premises and shall maintain such permits and approvals during the Term. Tenant shall comply with applicable laboratory practices, (including the use of safety equipment) and policies established by the Center for Disease Control and Prevention (the “CDC”), and in no event shall Tenant’s use of the Premises exceed BSL-2 requirements and protocols in effect with respect to Tenant’s use from time to time. In addition, Tenant shall comply with all Good Manufacturing Practices (GMP) in order to conform to the guidelines recommended by agencies that control the authorization and licensing of the manufacture and sale of biologic, pharmaceutical, medical and other similar products. Tenant shall store, use and dispose of Hazardous Materials in compliance with all applicable Environmental, Health and Safety Laws and shall comply with all Laws applicable to the handling, use or

8 disposition of any Hazardous Materials. Landlord shall also comply with all of the foregoing requirements, and shall make the same applicable to all tenants and occupants of the Building. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the Base Building (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises (other than for general office use) or any Alterations in or about the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Building, the common restrooms, the Building mechanical, electrical, and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Except as otherwise provided herein, Tenant shall be solely responsible, at Tenant’s sole cost and expenses, for obtaining all operational permits, licenses and approvals required in order for Tenant to use the Premises for the Permitted Use (excluding any permits, licenses, and approvals required for the construction of the Base Building Work, which shall be Landlord’s responsibility). If any governmental license or permit required to be obtained by Tenant shall be required for the proper and lawful conduct of Tenant’s business at the Premises, (including, without limitation, all permits and approvals required for the use and operation of any required wastewater treatment operator license and vivarium use), Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply in all material respects with the terms and conditions of each such license or permit. Upon written request, Tenant shall provide Landlord with copies of all such licenses, permits and approvals required for Tenant’s use, including any Environmental Health and Safety permits, licenses and registrations that are obtained or renewed during the Term. Without limiting the generality of the foregoing, if required by applicable Laws, Tenant shall apply for, obtain, strictly comply with, and keep in force any discharge permits required by the Massachusetts Water Resources Authority (the “MWRA Permits”) covering any Hazardous Materials and processes used by Tenant in its business operations at the Premises. Upon written request, Tenant shall provide a copy of each such MWRA Permit to Landlord, together with a written description and detailed guidelines of any laboratory operating conditions required pursuant to such MWRA Permit, within ten (10) business days after the issuance of such MWRA Permit or any amendment to modification thereto. As part of the Landlord’s performance of the Base Building Work, Landlord shall tie the Premises into the existing base building pH neutralization system (the “pH Neutralization System”), in accordance with any MWRA Permits. To the extent required for Tenant’s use, Tenant shall obtain a wastewater treatment operator license from the Commonwealth of Massachusetts. The monitoring, repair and maintenance costs of the pH Neutralization System shall be passed through to Tenant on a pro-rata basis, based upon the proportion that the Rentable Floor Area of the Premises bears to the total rentable floor area of all tenant-occupied space tied into the pH Neutralization System. Tenant shall not exceed the standard density limit for the Building. Tenant shall not use or permit the use of any portion of the Premises or any equipment installed by Tenant or any party acting under or through Tenant in a manner that results in objectionable noise, odors, or vibrations emanating from the Premises and shall prevent the emanation of noxious odors, smoke, vibration, noise, water or other effects which constitute a nuisance or otherwise materially interfere with the safety or comfort of Landlord or of any of the other occupants of the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations, provided that such rules and regulations are uniformly enforced against all the tenants of the Building. In the event of any conflict between the terms of this Lease and the rules and regulations, the terms of this Lease shall control. If the

9 Premises or any portion thereof are located on a multi-tenant floor, Tenant shall cause all portions of such Premises that are visible from the Common Areas on such floors to be arranged, furnished, and lighted in a manner in which such Premises appears at all times to be occupied for the Permitted Use. Notwithstanding anything to the contrary contained in this Lease, during the Term, Tenant shall be entitled to the allocation of Tenant’s Proportionate Share of the maximum allowable chemical quantities (both in use and in storage) permitted by MAQ Codes (defined below) including in the chemical storage area on the first floor of the Building, subject to Tenant maintaining all licenses, permits and approvals required therefor. As used herein, “MAQ Codes” shall mean 780 CMR – Massachusetts State Building Code 9th Edition, 527 CMR – Massachusetts Comprehensive Fire Safety Code, and NEPA 45 – Standard on Fire Protection for Laboratories Using Chemicals, 2011 Edition. Tenant shall have the appurtenant right to use any fire control areas made available to tenants on any floor of the Premises. 6. Letter of Credit. Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, in the form of a clean, irrevocable letter of credit in the amount set forth in Section 1, which shall comply with, and may be drawn by Landlord in accordance with, the provisions of Exhibit G attached hereto (such letter of credit, together with any renewal or replacement thereof in accordance herewith, being referred to herein as the “Letter of Credit”). 7. Building Services. 7.01 Building Services. Landlord shall furnish Tenant with the following services (the costs of which shall be included in Expenses, except for such costs that are separately metered or check metered for the Premises, all of which separately metered or check metered costs shall be paid by Tenant as provided below): (a) reasonable quantities of hot and cold water for use in the Base Building restrooms and reasonable quantities of cold water for use in the Premises; (b) customary heat and air conditioning in season; (c) standard janitorial service for the Common Areas nightly on Business Days (it being acknowledged and agreed that Tenant shall be solely responsible for all cleaning and janitorial services for the Premises per Section 9.01 of this Lease); (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may from time to time impose, including, without limitation, sign-in procedures and/or presentation of identification cards; (g) maintenance of the exterior areas of the Property, including sweeping, landscaping and snow and ice removal; and (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property. Landlord warrants and represents that to the best of Landlord’s knowledge all utilities required by this Lease are presently available at the Premises. To the extent that any of the foregoing utility services for the Premises are separately metered, Tenant shall timely pay the separate charges for such services directly to the applicable utility company. To the extent that any of the foregoing utility services for the Premises (including, without limitation, air handling units or other HVAC equipment serving the Premises) or any other equipment serving the Premises, whether exclusively or in common, is not metered directly by the utility company to the Premises, Tenant shall pay to Landlord, as Additional Rent, the costs of such utility service (without mark-up) by a separate charge payable by Tenant to Landlord based on evidence from the check-meters installed for the Premises or equipment serving the Premises or, for any portion of the Premises or equipment that from time to time does not have operational check-meters, based on reasonable allocations prepared by Landlord’s building engineer for the space and period in question. Tenant shall make estimated monthly payments for any utility charges payable to Landlord hereunder, in advance on the first day of each month or partial month of the Term, based on amounts estimated by Landlord from time to time for such utility charges and provided to Tenant in writing, subject to periodic reconciliations based on actual check-meter readings and utility rates for the

10 space and period in question. If Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a reasonable connection fee and/or a monthly usage fee, as reasonably determined by Landlord. If, at Tenant’s request, Landlord, or an affiliated or third party service provider, provides any services that are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay to the applicable service provider the cost of such services plus a reasonable administrative charge. 7.02 Tenant Electricity. Tenant shall pay to Landlord, as Additional Rent, the costs of electricity used in or for the Premises (including, without limitation, air handling units or other HVAC equipment serving the Premises) and, if applicable, for any special equipment installed by or for Tenant elsewhere in the Building, by a separate charge payable by Tenant to Landlord based on check-meters installed for the Premises (or for any applicable portion thereof or equipment serving the Premises) or, for any portion of the Premises or equipment that from time to time does not have operational check-meters, based on reasonable allocations prepared by Landlord’s building engineer for the space and period in question. Tenant shall make estimated monthly payments for the electricity charges hereunder, in advance on the first day of each month or partial month of the Term, based on amounts estimated by Landlord from time to time for such electricity charges, subject to periodic reconciliations based on actual check-meter readings and utility rates for the space and period in question. Without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load and shall comply with any sustainability initiative standards for the Building, including as set forth on Exhibit F hereto. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check-meters, which to the extent not in place prior to the Effective Date shall be installed at Landlord’s expense. If it is determined, for any electrical service that is not separately check-metered to Tenant, that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s). Notwithstanding the foregoing, to the extent any electricity service is from time to time metered directly by the utility company to the Premises, Tenant shall timely pay the separate charges for such electricity service directly to the applicable utility company and, if requested by Landlord from time to time, provide copies of such utility company invoices and evidence of such payments. Notwithstanding anything to the contrary above, Landlord shall, at its sole expense, provide for direct metering of the Premises as part of Landlord’s Work. 7.03 Interruption of Services. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 21.06) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement, except as provided in the next sentence. If the Premises, or a material portion of the Premises, are made untenantable for a period in excess of seven (7) consecutive Business Days after written notice thereof from Tenant to Landlord, as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period following such seven(7)- Business-Day period and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably

11 prorated. This Section shall not apply to any Service Failure arising from a casualty event governed by Section 14 below. 7.04 Reservations. Without limiting the generality of the foregoing, Landlord reserves the right from time to time to modify components of the access procedures for the Building or other portions of the Property, to change the number of lobby attendants, or to institute, modify, supplement, or discontinue any particular access control procedures or equipment for the Building, whether during or after business hours, provided that any such changes do not materially interfere with Tenant’s business operations at the Premises. Landlord does not warrant or guarantee the effectiveness of any such system or procedures. Tenant expressly disclaims any such warranty, guarantee, or undertaking by Landlord with respect thereto and acknowledges that access control procedures from time to time in effect are solely for the convenience of tenants generally and are not intended to secure the Premises or to guarantee the physical safety of any persons in or about the Premises or the Property. Tenant shall be responsible for securing the Premises, including without limitation by Tenant’s installation of access card readers or other security equipment for the Premises in accordance with Section 8 and by restricting or monitoring access into and from the Premises by its employees or other invitees. At the time that any Tenant employee (or other person acting under or through Tenant) who has been issued a Building access card is terminated or otherwise ceases to work at the Premises, Tenant shall retrieve and destroy the Building access card for such person and, in accordance with the Building’s standard procedures, notify the Building’s property manager that such person should be removed from the active list for Building access cards. 8. Alterations 8.01 Alterations. Tenant shall have the right to make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) in the Premises, subject to obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. “Cable” shall mean and refer to any electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant or any party acting under or through Tenant. Prior to starting work on any Alterations, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming as additional insureds the Landlord, the managing agent for the Building, and such other Additional Insured Parties (as defined in Section 13) as Landlord may designate for such purposes; and any security for performance in amounts reasonably required by Landlord. Landlord shall review and provide a response to Tenant’s plans and specifications within five (5) Business Days, provided that the response periods for the Initial Tenant Work shall be governed by Exhibit C. Any disapproval by Landlord shall specify in reasonable detail the reasons for disapproval, with a recommended alternative or solution, if any. If Tenant does not receive a response from Landlord within the applicable time period in connection with the approval of plans and specifications, such request is to be deemed approved. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord only for its reasonable out-of-pocket expenses incurred for any necessary specialized review by Landlord’s architects

12 and engineers if needed in connection with its review of Tenant’s plans for any Alteration or the Initial Tenant Work, and, except as provided in Exhibit C, Landlord will not charge an administrative or oversight fee for any Alterations or the Initial Tenant Work. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for Alterations, customary AIA completion affidavits, full and final waivers of lien, any applicable certificate of occupancy for the space affected by such Alterations, and any other items required under the Building’s construction rules and regulations for closing out the particular work in question. Landlord’s approval of an Alteration shall not be deemed to be a representation by Landlord that the Alteration complies with Law or will not adversely affect any Building system. If any Alteration requires any change to the Base Building, any Building system, or any Common Area, then such changes shall be made at Tenant’s sole cost and expense and performed, at Landlord’s election, either by Tenant’s contractor or a contractor engaged by Landlord. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not adversely affect the Base Building (defined in Section 5); and (d) does not require a building permit or other governmental approval. Cosmetic Alterations shall be subject to all the other provisions of this Section 8.03, to the extent applicable thereto. 8.02 Liens. Tenant shall not cause or permit any mechanics’ or other liens to be placed upon the Property, the Premises, or Tenant’s leasehold interest hereunder in connection with any work or service done or purportedly done by or for the benefit of Tenant, its subtenants, or any other party acting under or through Tenant. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within forty-five (45) days after notice from Landlord, shall fully discharge any such lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge such lien within such period, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to discharge such lien, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord. 8.03 Leasehold Improvements. All leasehold improvements from time to time made in and to the Premises (collectively, “Leasehold Improvements”) shall, except as expressly provided in this Lease, remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, by written notice to Tenant at least thirty (30) days prior to the Term Expiration Date, may require Tenant, at Tenant’s expense, to remove any Leasehold Improvements or other affixed installations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (“Required Removables”). Required Removables shall be limited to internal stairways, private baths and showers, vaults, or other items of an unusual nature not customarily found in office or lab or life science buildings. Tenant, at the time it requests approval for a proposed Alteration may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof is a Required Removable. Within ten (10) Business Days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. The Required Removables shall be removed by Tenant before the expiration or earlier termination of this Lease in accordance with Section 19. or the cost therefor paid for after the Expiration Date if and when such items are removed

13 8.04 Signage. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All tenant identifications, suite number and branding at the entrance to the Premises shall be subject to Landlord’s prior written approval in Landlord’s sole but reasonable discretion, and shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord, at its sole cost, shall provide Tenant with Building standard signage on all existing tenant directories at the Building. Notwithstanding the above, Tenant shall have the right to install exterior signage as mutually agreed between Landlord and Tenant subject to compliance with all applicable legal requirements. No other tenant shall have the right to install exterior signage. In the event there is a change to Tenant’s name or logo in the future, Tenant shall have the ability to modify the exterior signage to similar specifications as previously mutually agreed with the Landlord and at Tenant’s sole cost and expense. 9. Repairs and Maintenance. 9.01 Tenant Obligations. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 8); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving the Premises or any portion thereof, whether such items are installed by Tenant or are currently existing in the Premises; and (g) any Cable. Tenant shall maintain in effect throughout the Term maintenance contracts for any such supplemental air conditioning units or other specialty equipment exclusively serving the Premises and, from time to time upon Landlord’s request, provide Landlord with a copy of such maintenance contract and reasonable evidence of its service record. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 8.01 above. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay to Landlord the reasonable cost of the repairs. Landlord shall have no obligation to provide any cleaning, janitorial or refuse or waste removal services in or to the Premises. Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Premises in a neat and first-class manner consistent with the cleaning standards generally prevailing in comparable buildings in the Greater Boston Metropolitan Area for laboratory and office space or as otherwise reasonably established by Landlord in writing from time to time, using an insured contractor or contractors selected by Tenant and approved in writing by Landlord and such provider shall not interfere with the use and operation of the Building or Property by Landlord or any other tenant or occupant thereof. Tenant shall also be responsible to arrange for, at Tenant’s sole cost and expense, any waste (including biomedical, hazardous and laboratory waste) and refuse removal services for Tenant’s operations at the Premises. All waste (including biomedical, hazardous and laboratory waste) and refuse removal shall be performed in compliance with applicable environmental Laws using licensed laboratory waste disposal companies. All ordinary trash (i.e., non-organic and non-controlled substances that do not constitute Hazardous Materials) may be stored in common trash dumpsters, but all biomedical, hazardous and laboratory waste and refuse shall be stored in the Premises and shall be removed on a daily basis. Tenant shall also cause all extermination of vermin in the Premises or resulting from Tenant’s use of the Premises to be performed by companies reasonably approved by Landlord in writing and shall contract and utilize pest extermination services as reasonably necessary or as requested by Landlord.

14 9.02 Landlord Obligations. Landlord shall keep and maintain in good repair and working order and perform maintenance upon (a) the structural elements of the Building; (b) the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) the Common Areas; (d) the roof of the Building; (e) the exterior windows of the Building; and (f) the elevators serving the Building and the pH Neutralization System. Landlord shall provide and maintain a dumpster and/or compactor at the loading dock at the Building for tenants’ use and for the disposal of non-hazardous/non- controlled substances. 10. Entry by Landlord. Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior email or telephone notice of entry. In connection with any such entry for non-emergency work performed during Building Service Hours, Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions provided that Landlord provides Tenant reasonable written notice of such closure and such closure does not unreasonably interfere with Tenant’s use of the Premises. Any such entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. 11. Assignment and Subletting. 11.01 Transfers. Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use all or any portion of the Premises (in each such case, collectively or individually, a “Transfer” to a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed Transferee (a) if Landlord then has comparable space available for lease in the Building, (i) is an occupant of the Building, or (ii) whether or not an occupant of the Building, has been in discussions with Landlord regarding the leasing of space within the Building within the preceding 6 months, (b) is incompatible with the character of occupancy of the Building or Property, or (c) would subject the Premises to a use which would: (i) violate any exclusive right granted to another tenant of the Building or Property; (ii) require any material addition to or modification of the Building in order to comply with building code or other governmental requirements; or (iii) involve a violation of the Permitted Use clauses of this Lease. If the entity(ies) that directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Except for so long as Tenant’s stock is publicly traded (including, without limitation, the initial and follow-on offerings of Tenant’s stock) on a nationally recognized stock exchange and except as expressly permitted pursuant to Section 11.04 hereof, the foregoing prohibition includes any direct or indirect change in “control” of Tenant as a result of any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant’s corporate, ownership, and/or proprietary structure, including, without limitation, a change in the partners of any partnership, a change in the members and/or managers of any limited liability company, and/or the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant. For purposes hereof, “control” shall be deemed to be the ability to control the majority voting interest of the controlled corporation or other business entity. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 16.01, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease, and the Tenant

15 originally named in this Lease shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time. 11.02 Recapture. In the event of (i) a proposed assignment of this Lease or subletting of all or part of the Premises for a sublease term for all or substantially all of the remainder of the Term, or (ii) if Tenant shall intend to offer to so assign the Lease or so sublet for all or substantially all of the remainder of the Term in advance of having identified an assignee or subtenant, Tenant shall give Landlord Notice thereof and within fifteen (15) business days after receipt of such notice, Landlord may give notice to Tenant, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay to Landlord the reasonable costs and attorneys’ fees incurred by Landlord in connection with such requested Transfer. If Tenant shall have given advance notice of Tenant’s intention to assign or to sublease as provided in Section 11.02(ii) above, and Landlord shall not have elected to recapture at that time, then at such time as Tenant shall identify a proposed assignee or subtenant, Landlord shall again have the right of recapture with respect to such proposed transaction, but Landlord must exercise such right by giving Tenant notice of such exercise within five (5) business days after Tenant shall have given Landlord notice identifying such subtenant or assignee. 11.03 Process. Tenant shall provide Landlord with financial statements for the proposed Transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease, or other Transfer documentation, and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; or (b) reasonably refuse to consent to the Transfer in writing, setting forth in reasonable detail the reasons for such disapproval. Failure to approve or to disapprove within such period shall be deemed approval. 11.04 Excess Payments. In the event, if any, that (i) all rent and other consideration which Tenant receives as a result of a Transfer exceeds (ii) the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, then Tenant shall, at Landlord’s election, pay to Landlord an amount equal to fifty percent (50%) of such excess, from time to time on a monthly basis upon Tenant’s receipt of such excess; provided that in determining any such excess, Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant in connection with such Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord. 11.05 Permitted Transfers. Tenant may assign this Lease to a successor to Tenant by merger, consolidation, or the purchase of all or substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant must not be in Default; and (b) except in the case of a sublease to an Affiliate, the Net Worth Test (defined below) must be satisfied. Tenant shall give prior notice to Landlord of such transfer, which notice shall include information and documentation evidencing that the Transfers qualifies as a Permitted Transfer hereunder and that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Net Worth Test” shall be deemed satisfied if the successor to Tenant (or, Tenant, if, after the applicable transfer, Tenant remains the Tenant hereunder) has a tangible net worth computed in accordance with generally accepted accounting

16 principles at least equal to the greater of the tangible net worth of Tenant as of the Effective Date or the date immediately prior to the transfer. In the event that, at any time after a Permitted Transfer, the Affiliate to which the Permitted Transfer is made ceases to qualify as an Affiliate of the original Tenant, such event shall be deemed a Transfer that is subject to the provisions of Sections 11.01, 11.02, and 11.03 above. 11.06 Prohibited Matters. Without limiting Landlord’s right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises which provides for rent or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. 12. Notices. All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via any practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) Business Days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address. 13. Indemnity and Insurance. 13.01 Indemnification. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), and to the maximum extent permitted under applicable law, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees, which indemnification hereunder, for the avoidance of doubt, shall also include such Losses by reason of any failure of Tenant to keep, observe or perform any of its obligations or by reason of any damage to any property (including but not limited to property of any Landlord Related Party) or any injury (including but not limited to death) to any person occurring in, on, or about the Building, to the extent that such injury or damage shall arise from the operation, maintenance, testing, refueling or cleaning of the Back-Up Power And Supplemental Components. To the maximum extent permitted under applicable law, Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners,

17 officers, directors, employees, Mortgagees (defined in Section 20) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, or (d) the inadequacy or failure of any security or protective services, personnel or equipment. To the fullest extent permitted by law, but excluding to the extent caused by the negligence of Tenant, Landlord agrees to indemnify and save harmless Tenant Related Parties from and against all third party claims of whatever nature in connection with this Lease and arising from any willful misconduct or negligence of Landlord Related Parties. Landlord shall pay such indemnified amounts as they are incurred by Tenant Related Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of Tenant Related Parties may have under this Lease or common law. The foregoing indemnity and hold harmless agreement shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Tenant Related Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Related Parties by reason of any such claim, Tenant shall promptly notify Landlord thereof and Landlord shall resist and defend such action or proceeding on behalf of Tenant Related Party by counsel appointed by Landlord’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Tenant Related Party. Tenant Related Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Related Parties, provided that such consent shall not be required if they are released from all liability with respect to such claim, action or proceeding. 13.02 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises): (a) Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate and a minimum excess/umbrella limit of $5,000,000.00. (b) Property insurance covering (i) Tenant’s Property (as defined below), and (ii) any Leasehold Improvements in the Premises, whether installed by or for the benefit of Tenant under this Lease or any prior lease or other agreement to which Tenant was a party or otherwise (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year. (c) Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without thirty (30) days’ prior notice to Landlord, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims

18 thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Term Commencement Date and at least fifteen (15) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least thirty (30) days before any termination or material change to the policies, except that ten (10) days’ prior notice may be given in the case of nonpayment of premiums. Notwithstanding the foregoing, if the foregoing requirement that the insurance company provide prior notice to Landlord of cancellation or material change of the applicable policy cannot reasonably be obtained based on then-prevailing insurance industry practices, Tenant shall so advise Landlord of such unavailability and shall instead provide Landlord with notice of any such cancellation or material change as provided above. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 13.02 showing that the Additional Insured Parties are named as additional insureds. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 13.02, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building. 13.03 Tenant’s Property. All furnishings, fixtures, equipment, and other personal property and effects of Tenant and of all persons claiming through Tenant (including, without limitation, Tenant’s Roof Equipment, as defined in Exhibit F), which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom (collectively, “Tenant’s Property”) shall be at the sole risk of Tenant to the maximum extent permitted by law and shall be kept insured by Tenant throughout the Term (and during any other periods before or after the Term during which Tenant or any Tenant Related Party enters into or occupies all or any portion of the Premises) at Tenant’s expense in accordance with Section 13.02. Tenant’s Property expressly includes the Initial Tenant Work and all Alterations and includes all lab fixtures and equipment, business fixtures and equipment, including without limitation any security or access control systems installed for the Premises, filing cabinets and racks, removable cubicles and partitions, kitchen equipment, computers and related equipment, raised flooring, supplemental cooling equipment, audiovisual and telecommunications equipment, non-building standard signage, and other tenant equipment installations, in each case including related conduits, cabling, and brackets or mounting components therefor and any connectors to base building systems and in each case whether installed or affixed in or about the Premises, in building core areas, or elsewhere in the Building. 13.04 Landlord Insurance. Landlord shall take out and maintain in force throughout the Term, with a company or companies authorized to do business in the Commonwealth of Massachusetts (i) casualty insurance on the Building in an amount equal to the full replacement cost of the Building (exclusive of foundations and exclusive of the Initial Tenant work and Alterations), covering all risks of direct physical loss or damage and so- called “extended coverage” risks with such deductibles as Landlord shall determine consistent with regular commercial practice in the greater Boston area for first class buildings, and (ii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable. Any insurance required to be maintained by Landlord hereunder may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord or affiliates of Landlord so long as the blanket policy does not reduce the limits or diminish the coverage required herein.

19 13.05 Waiver of Subrogation. Subject to Section 14, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 13.05, any deductible or self-insured retention with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance. 14. Casualty Damage. 14.01 Casualty. If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within one (1) year from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and less than two (2) years of the Term remain after the date of the Casualty, (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or (3) a material loss to the Building or Premises occurs not covered by the insurance required to be maintained by Landlord under the terms of this Lease. If this Lease is terminated by either party on account of any Casualty as provided in this Article 14, then Tenant shall pay to Landlord (by assignment or otherwise) the insurance proceeds paid or payable to Tenant under the policy(ies) referred to in Section 13.02(b) on account of the damage to or loss in the Premises; however, from any such proceeds actually received by Tenant, Tenant shall be entitled to retain an amount equal to the unamortized portion (amortized over the initial Term on a straight-line basis) of the hard costs paid by Tenant to perform the Initial Tenant Work (exclusive of Landlord’s Contribution) and any Alterations. 14.02 Restoration. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas, subject to the following provisions. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding Section 13.04, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to the Initial Tenant Work and any Alterations; provided if the estimated cost to repair the same exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days after demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to the Initial Tenant Work and Alterations. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the insurance proceeds received by Landlord. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing, Landlord may, at its

20 election, require Tenant to perform the restoration work for the Initial Tenant Work or any Alterations, in which event Tenant shall be responsible for performing the restoration work (including any revisions thereto that Tenant may wish to make, pursuant to plans approved by Landlord under Section 8) and the rent abatement period under the preceding sentence shall not exceed the period of time required to diligently perform the restoration of the existing Leasehold Improvements. 15. Condemnation. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Proportionate Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. 16. Events of Default. 16.01 Default. In addition to any other Default specifically described in this Lease, each of the following occurrences, following any applicable cure or grace period, shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for ten (10) days after such due date (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within such thirty-(30)-day period, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant begins the cure within such thirty-(30)-day period and diligently pursues the cure to completion; (c) Tenant effects or permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) the leasehold estate is taken by process or operation of Law; (e) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within ninety (90) days thereafter, or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on two (2) separate occasions during any twelve-(12)-month period, any subsequent violation of such provision within such twelve-(12)-month period shall, at Landlord’s option, constitute a Default by Tenant without the requirement of any further notice or cure period as provided above. All notices sent under this Section shall be in satisfaction of, and not in addition to, any notice required by Law. 16.02 Remedies. Upon the occurrence of any Default, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession

21 of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant’s personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after thirty (30) days’ notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. 16.03 Reimbursement of Expenses. In the case of termination of this Lease pursuant to this Section 16, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant’s allowances, costs of preparing space, and the like); all of Landlord’s then unamortized costs of any work allowances provided to Tenant for the Premises; and all Landlord’s other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. 16.04 Damages. Landlord may elect by written notice to Tenant within six (6) months following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year’s Additional Rent under Section 4 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years’ experience as an appraiser of major office buildings in downtown Boston. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. If and for so long as Landlord does not make the election provided for in this Section 16.04 above, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the excess of the rent which would have been paid in accordance with this Lease (i.e., Base Rent and Additional Rent that would have been payable to be ascertained monthly) over the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord’s reletting expenses described in Section 16.03 which have not been reimbursed by Tenant thereunder).

22 In lieu of the damages, indemnity, and full recovery by Landlord of the sums payable under the foregoing provisions of this Section 16.04, Landlord may, by written notice to Tenant within six (6) months after termination under any of the provisions contained in Section 16 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as damages under this Section 16.04, an amount equal to (i) the amount of Base Rent and Additional Rent of any kind accrued and unpaid, and (ii) as liquidated damages, an amount equal to one year’s Base Rent at the rate payable under this Lease immediately prior to termination of the Lease. Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building. 16.05 Curative Action. If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right, but not the obligation, to perform any such obligation after reasonable notice and opportunity to cure or to dispute such alleged Default. Tenant shall reimburse Landlord for the cost of such performance upon demand, together with an administrative charge equal to four percent (4%) of the cost of the work performed by Landlord. 16.06 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered. 16.07 Late Charges and Fees. If Tenant does not pay any Rent within five (5) days of the date due hereunder, Tenant shall pay to Landlord a late charge equal to two percent (2%) of the unpaid amount and beginning thirty (30) days after the due date interest on the overdue amount pursuant to Section 21.04 herein. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of ten (10) days after Landlord shall have given notice of default for the first late payment of Rent in any twelve-(12)-month period prior to the imposition of the foregoing 2% late charge. In addition, Tenant shall pay to Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. 16.08 Enforcement Costs. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs and expenses, including reasonable attorneys’ fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply. 16.09 General. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. Without limiting the generality of the foregoing, in addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by court order of the violation or attempted or threatened violation of any of the provisions of this Lease or of applicable Law or to a decree compelling specific performance of any such provisions.

23 17. Limitation of Liability. 17.01 Landlord’s Liability. Tenant agrees from time to time to look only to Landlord’s interest in the Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Building of each of Landlord’s transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any direct or indirect partners (or members, trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord’s or such successor’s interest in the Building, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable hereunder. 17.02 Assignment of Rents. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises. (b) In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller–lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller–lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser–lessor. (c) Except as provided in paragraph (b) of this Section 17.02, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder. Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing. 17.03 Landlord Default. In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give any Mortgagee (as defined in Section 20), by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise), of the address of any such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in this Lease or such notice to Landlord, such Mortgagee shall have a period of thirty (30) days after the last date on which Landlord could have cured such default within which such Mortgagee will be permitted, but not be obligated, to cure such default, with the exception of any

24 health or safety emergencies in which case Landlord shall promptly cure such default. If such default cannot be cured within such thirty-(30)-day period, then such Mortgagee shall have such additional time as may be necessary to cure such default, if prior to the end of such thirty-(30)-day period such Mortgagee has commenced and is diligently pursuing such cure or the remedies under the Mortgage necessary for Mortgagee to be able to effect such cure, in which event Tenant shall have no right with respect to such default while such cure and remedies are being diligently pursued by such Mortgagee. In no event shall Landlord or any Landlord Related Party ever be liable to Tenant for loss of profits, loss of business, or indirect or special or consequential or punitive damages from whatever cause. 18. Holding Over. If Tenant fails to surrender all or any part of the Premises at the expiration or earlier termination of this Lease, any such occupancy of all or any part of the Premises after such expiration or termination shall be that of a tenancy at sufferance. Any such occupancy after such expiration or termination shall be subject to all the terms and provisions of this Lease, except that, in addition to Tenant’s Share of Taxes and Expenses, Tenant shall pay an amount for such occupancy (on a per month basis without reduction for partial months during the holdover) for the first two (2) months of such holdover equal to 150% of the Base Rent due for the month immediately preceding the holdover and thereafter equal to 200% of the Base Rent due for the month immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise, and Tenant shall be considered to be a tenant at sufferance during any such holdover period. In addition, if as a result of such holdover, Landlord is unable to deliver possession of space to a new tenant or owner to perform improvements therein for a new tenant due to Tenant’s failure to timely vacate all or part of the Premises or Landlord otherwise suffers damages or losses, Tenant shall be liable to Landlord for all reasonable damages and losses that Landlord suffers from the holdover. 19. Surrender of Premises. At the expiration or earlier termination of this Lease or Tenant’s right of possession hereunder, Tenant shall remove all Tenant’s Property from the Premises, remove all Required Removables (if any) under Section 8.03, remove all signage installed by or on behalf of Tenant, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. Tenant shall repair any damage caused by the installation or removal of Tenant’s Property or Required Removables or Tenant’s signage. If Tenant fails to remove any of Tenant’s Property or to restore or repair the Premises to the required condition as provided herein upon the expiration of the Term of this Lease (or, as applicable, within two (2) days after any earlier termination of this Lease or Tenant’s right to possession hereunder), then Landlord, at Tenant’s sole cost and expense, shall be entitled, but not obligated, to remove and store Tenant’s Property and/or perform such restoration or repair of the Premises. Landlord shall not be responsible for the value, preservation, or safekeeping of Tenant’s Property, and Tenant shall pay to Landlord, upon demand, the reasonable expenses and storage charges so incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate. 20. Subordination; Estoppel Certificate. 20.01 Subordination to Mortgages. This Lease is and shall be subject and subordinate to any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s), or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to all renewals, modifications, refinancings,

25 and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from Landlord or a Mortgagee, Tenant shall execute a subordination agreement in favor of the Mortgagee in such Mortgagee’s standard form, with such commercially reasonable changes as Tenant may request that are acceptable to Mortgagee for other comparable leases in the Building. As an alternative, any Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor. Simultaneous with the execution of this Lease or as may be requested by Tenant from time to time, Landlord agrees to obtain from the existing Mortgagee, a subordination, non-disturbance and attornment agreement in such Mortgagee’s standard form as attached hereto as Exhibit H (an “SNDA”), provided that there shall be nothing in such SNDA which relieves Mortgagee or any new landlord from honoring any offsets or abatements that have theretofore occurred or accrued, as the case may be, in compliance with the terms of this Lease, even though the same resulted from the conduct of a prior landlord, and provided further that if on the date on which Mortgagee or any new landlord succeeds to the interests of Landlord under this Lease, Tenant has not yet received the full amount of any allowances due to Tenant (including Landlord’s Contribution) under (and subject to) the express terms and conditions set forth in this Lease the same shall continue to be available to Tenant and if thereafter, Mortgagee or any new landlord fails to pay the same in accordance with the terms of this Lease, Tenant will have the right to offset rent under this Lease from time to time until Tenant has been paid or credited with the full amount of such allowance in accordance with this Lease. In addition, Landlord agrees to provide Tenant with an SNDA in favor of Tenant from any future Mortgagee on substantially the form attached hereto as Exhibit H or such Mortgagee’s standard form provided such form includes substantially the same material terms. 20.02 Modification of Lease. If any Mortgagee requires a non-material modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) Business Days following a request therefor. At the request of Landlord or any Mortgagee, Tenant agrees to execute a short form of this Lease and deliver the same to Landlord within ten (10) Business Days following the request therefor. 20.03 Estoppel Certificate. Tenant shall, within fifteen (15) days after receipt of a written request, execute and deliver a commercially reasonable estoppel certificate addressed to Landlord and any parties reasonably requested by Landlord, such as a current or prospective Mortgagee or purchaser of the Building. Without limitation, such estoppel certificate may include a certification as to the status of this Lease and to the best of Tenant’s knowledge any particular obligations thereunder, the existence of any known defaults, and the amount of Rent that is then due and payable and the balance of any Landlord’s Contribution that has been paid to date. 20.04 Tenant Information. Unless Tenant’s financial statements are publicly available, upon Landlord’s reasonable request from time to time, Tenant shall provide to Landlord the financial statements for Tenant for its most recent fiscal year and fiscal quarter. Financial statements shall be prepared and certified by Tenant’s chief financial officer. Such financial statements shall be furnished pursuant to a confidentiality agreement in a form reasonably agreed to by Landlord and Tenant for such purpose. 21. Miscellaneous. 21.01 Measurement of Floor Area. Landlord and Tenant stipulate and agree that the Rentable Floor Area of the Premises originally leased to Tenant shall be conclusively deemed to be as specified in Section 1 and that the Rentable Floor Area of the Building is as specified in Section 1 as of the date

26 hereof. Any change in the Rentable Floor Area of the Premises on account of expansion shall be conclusively deemed to be as specified in any applicable expansion provisions under Exhibit I (if any) or in any amendment hereafter executed by Landlord and Tenant in connection with such expansion (if any). Any other change in the Rentable Floor Area of the Premises on account of casualty, condemnation, or the like shall be determined in accordance with the measurement standard that was originally used to determine the stipulated Rentable Floor Area for the space in question. Any change in the Rentable Floor Area of the Building on account of casualty, condemnation, or the like shall be determined from time to time by Landlord based on area computations supplied by Landlord’s architect, which determinations shall be conclusive. References in this Lease to floor area measurements and square footage shall mean Rentable Floor Area unless the reference explicitly provides otherwise. 21.02 Notice of Lease. Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent in Landlord’s sole discretion; provided, however, that Landlord agrees to the recording of a memorandum or notice of this Lease, at Tenant’s cost and expense in the statutory form. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such termination date of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within ten (10) days. 21.03 Governing Law, Etc. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. This Lease contains all of the agreements and understandings between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. This Lease may be amended only by a writing signed by all of the parties hereto. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases “persons acting under Tenant” or “persons claiming under Tenant” or similar phrases are used, such persons shall include subtenants, sub-subtenants, and licensees, and all employees, agents, independent contractors and invitees of Tenant or of such other parties. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option, or other right or option, the exercise of such right or option (and notice thereof) must be irrevocable to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers, or any relationship other than landlord and tenant. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all such parties and entities, any requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity comprising Tenant shall be deemed to have been given to all such persons and entities. Tenant’s covenants contained in this Lease are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided in this Lease) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and no termination or abatement remedy that is not

27 expressly provided for in this Lease for any breach or failure by Landlord to perform any obligation under this Lease shall be implied or applicable as a matter of law. 21.04 Interest. In the event either party shall fail to pay any amount due hereunder and such failure shall continue for fifteen (15) days after the other party shall have given notice thereof, the unpaid amount due shall bear interest thereafter at the Wall Street Journal prime rate plus four percent (4%) to the date paid. 21.05 Representations. Each of Tenant and Landlord represents and warrants to the other and agrees, that each individual executing this Lease on behalf of the representing party is authorized to do so on behalf of such party and that the entity(ies) or individual(s) constituting such party, or which may own or control such party, or which may be owned or controlled by such party or its affiliates, or any of their respective partners, members, shareholders or other equity owners, and their respective employees, officers, directors, representatives or agents are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, known as Executive Order 13224), or other governmental action and Tenant will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. 21.06 Waiver of Trial by Jury; No Other Waiver. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel. The delivery of keys to Landlord or to Landlord’s property manager shall not operate as a termination of this Lease or a surrender of the Premises. 21.07 Time Periods. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). 21.08 Transfer of the Property. Landlord shall have the right from time to time to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, to the extent that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer. 21.09 Submission. The submission of this Lease to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and no legal obligations shall arise with respect to the Premises or other matters herein unless and

28 until such time as this Lease is executed and delivered by Landlord and Tenant and approved by the holder of any mortgage on the Building having the right to approve this Lease. 21.10 Broker. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease. Any assistance rendered by any agent or employee of Landlord in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. 21.11 Survival. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations that accrued prior to or which may continue to accrue after the expiration or termination of this Lease. 21.12 Quiet Enjoyment. This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Landlord covenants that Tenant, on paying the Rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Law, and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, either express or implied. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building. 21.13 Reservations. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. 21.14 REIT Provisions. Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord determines that there is any risk that any amount payable under this Lease may not qualify as “rents from real property” or will otherwise constitute impermissible tenant services income within the meaning of Section 856(d) of the Code and the Regulations, Tenant agrees to (a) cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under this Lease as “rents from real property,” and (b) permit (and, upon request, to acknowledge in writing) an assignment of the obligation to provide certain services under the Lease, and, upon request, to enter into direct agreements with the parties furnishing such services (which shall include, but not be limited to, a taxable REIT subsidiary of Landlord). Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding

29 sentence (including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (i) Tenant incurring more than de minimis additional liability under this Lease, or (ii) more than a de minimis negative change in the quality or level of Building operations or services rendered to Tenant under this Lease. For the avoidance of doubt: (A) if Tenant does not acknowledge in writing an assignment as described in clause (b) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (i) and (ii) hereinabove are satisfied), then Landlord shall not be released from liability under this Lease with respect to the services so assigned; and (B) nothing in this Section shall limit or otherwise affect Landlord’s ability to assign its entire interest in this Lease to any party as part of a conveyance of Landlord’s ownership interest in the Building. 21.15 Execution. This Lease may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request. [Signatures on Following Page]

30 Landlord and Tenant have executed this Lease as a sealed Massachusetts instrument in two or more counterparts as of the Effective Date of this Lease set forth above. LANDLORD: NW CAMBRIDGE PROPERTY OWNER LLC, a Delaware limited liability company By:_/s/ Shiva Viswanathan___________________ Name: Shiva Viswanathan Title: Senior Managing Director NW CAMBRIDGE PROPERTY OWNER LLC, a Delaware limited liability company By:_/s/ Andrew Maher___________________ Name: Andrew Maher Title: Manager TENANT: PRIME MEDICINE, INC. a Delaware corporation By:_/s/ Keith Gottesdiener______________________ Name: Keith Gottesdiener Title: President and CEO